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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                                    December 21, 2004
Date of Report (Date of earliest event reported):  (December 15, 2004)
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                             ABERCROMBIE & FITCH CO.
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             (Exact name of registrant as specified in its charter)

    Delaware                         1-12107                     31-1469076
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(State or other                  (Commission File               (IRS Employer
jurisdiction of                       Number)                Identification No.)
incorporation)

                     6301 Fitch Path, New Albany, Ohio 43054
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               (Address of principal executive offices) (Zip Code)

                                 (614) 283-6500
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              (Registrant's telephone number, including area code)

                                 Not Applicable
                         -------------------------------
                         (Former name or former address,
                          if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations.

      Item 1.01. Entry into a Material Definitive Agreement.

      On December 15, 2004, Abercrombie & Fitch Co. (the "Registrant") and Abercrombie & Fitch Management Co., a subsidiary of the Registrant ("A&F Management"), entered into an amendment and restatement (the "Amended Credit Agreement") in respect of the Credit Agreement, dated as of November 14, 2002 (the "Original Credit Agreement"), among A&F Management, as Borrower; the Registrant, as Guarantor; National City Bank; JPMorgan Chase Bank, N.A.; Bank of America, N.A.; The Bank of New York; Fifth Third Bank (Central Ohio); The Huntington National Bank; LaSalle Bank National Association; PNC Bank, National Association; The Norinchukin Bank; and U.S. Bank National Association, as Lenders (collectively, the "Lenders"); National City Bank, as Administrative Agent; JPMorgan Chase Bank, N.A., as Syndication Agent; and National City Bank and J.P. Morgan Securities Inc., as Co-Lead Arrangers and Joint Bookrunners. The Amended Credit Agreement amends and restates in its entirety the Original Credit Agreement effective as of December 15, 2004. The Original Credit Agreement had been due to expire on November 14, 2005.

      Each of National City Bank; Bank of America, N.A.; Fifth Third Bank (Central Ohio); JPMorgan Chase Bank, N.A.; LaSalle Bank National Association; PNC Bank, National Association; The Bank of New York; The Huntington National Bank; and U.S. Bank National Association had been lenders under the Original Credit Agreement. In addition, National City Bank serves as the registrar and transfer agent in respect of the Registrant's Class A Common Stock. The Lenders provide other banking services not specifically outlined in the Amended Credit Agreement to the Registrant and its subsidiaries in the ordinary course of their respective business operations.

      The Amended Credit Agreement represents a syndicated unsecured revolving credit facility under which up to $250 million will initially be available. In addition, during the life of the Amended Credit Agreement, A&F Management may make one request for additional credit commitments in an amount not to exceed $50 million. The Original Credit Agreement provided for the same amount of availability.

      The primary purposes of the Amended Credit Agreement are for trade and stand-by letters of credit in the ordinary course of business as well as working capital, capital expenditures and other general corporate purposes. The Amended Credit Agreement

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has a maturity date of December 15, 2009. The Amended Credit Agreement has several borrowing options, including interest rates that are based on (i) an Alternate Base Rate, payable quarterly, or (ii) a LIBO Rate plus a margin based on a Leverage Ratio, payable at the end of the applicable interest period for such borrowing. The Alternate Base Rate represents a rate per annum equal to the higher of (a) National City Bank's then publicly announced prime rate or (b) the Federal Funds Effective Rate (as defined in the Amended Credit Agreement) as then in effect plus 1/2 of 1%. The Leverage Ratio represents the ratio for the Registrant and its subsidiaries on a consolidated basis of (a) the sum of total debt plus 600% of forward minimum rent commitments to (b) Consolidated EBITDAR (as defined in the Amended Credit Agreement) for the trailing four-consecutive-fiscal-quarter-period. The "leverage ratio" under the Original Credit Agreement had been based on the ratio for the Registrant and its subsidiaries on a consolidated basis of the sum of total debt plus 800% of forward minimum rent commitments to Consolidated EBITDAR for the trailing four-consecutive-fiscal-quarter-periods. Facility fees payable under the Amended Credit Agreement are also based on the Leverage Ratio of the Registrant and its subsidiaries on a consolidated basis, and as of December 15, 2004, will accrue at .175% of the committed amounts per annum.

      As Swingline Lender under the Amended Credit Agreement, National City Bank has also agreed to make swingline loans to A&F Management from time to time in an aggregate principal amount at any time outstanding that will not result in
(i) the aggregate principal amount of outstanding swingline loans exceeding $20 million or (ii) the sum of outstanding letters of credit, swingline loans and other loans made under the Revolving Credit Agreement to exceed $250 million (or up to $300 million if additional credit commitments have been obtained).

      The terms of Amended Credit Agreement provide for customary representations and warranties and affirmative covenants. The Amended Credit Agreement also contains customary negative covenants providing limitations, subject to negotiated carve-outs, on indebtedness; liens; sale-leaseback transactions; significant corporate changes including mergers and acquisition transactions with third parties; investments, loans, advances and guarantees in or for the benefit of third parties; swap agreements; restricted payments (including dividends and stock repurchases); transactions with affiliates; and restrictive agreements. The Amended Credit Agreement requires that the Leverage Ratio at the end of any fiscal quarter not be greater

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than 3.25 to 1.00. The Amended Credit Agreement also requires that the ratio
(the "Coverage Ratio") for the Registrant and its subsidiaries on a consolidated basis of (i) Consolidated EBITDAR for the trailing four-consecutive-fiscal-quarter-period to (ii) the sum of (x) net interest expense for such period and (y) minimum rent for such period, not be less than
2.50 to 1.00 at the end of any fiscal quarter.

      As of December 15, 2004, there had been no loans made under the Original Credit Agreement. Letters of credit totaling approximately $57.4 million were outstanding under the Original Credit Agreement at December 15, 2004 and remained outstanding for purposes of the Amended Credit Agreement. As of December 20, 2004, no loans (including swingline loans) had been made under the Amended Credit Agreement and letters of credit totaling approximately $52.6 million were outstanding. Trade and stand-by letters of credit will continue to be requested by A&F Management in the ordinary course of its business.

      The terms of the Amended Credit Agreement include customary events of default such as payment defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency, the occurrence of a defined change in control or the failure to observe the negative covenants and other covenants related to the operation and conduct of the business of the Registrant and its subsidiaries. Upon an event of default, the Lenders may, among other things, terminate their commitments to A&F Management and declare any then outstanding loans due and payable immediately.

      The obligations of A&F Management under the Amended Credit Agreement are guaranteed by the Registrant and the Registrant's direct and indirect domestic subsidiaries other than A&F Management (collectively, the "Domestic Subsidiaries"). On December 15, 2004, the Registrant and the Domestic Subsidiaries entered into an amendment and restatement (the "Amended Guarantee Agreement") of the Guarantee Agreement, dated as of November 14, 2002, among the Registrant, the Domestic Subsidiaries and the Administrative Agent (the "Original Guarantee Agreement").

      The foregoing description of the provisions of the Amended Credit Agreement and the Amended Guarantee Agreement is qualified in its entirety by reference to the full and complete terms of the Amended Credit Agreement and the Amended Guarantee Agreement, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

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Section 2 - Financial Information.

      Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      Please see the description in "Item 1.01. Entry into a Material Definitive Agreement" of this Current Report on Form 8-K related to the entering into of the Amended Credit Agreement by the Registrant and A&F Management and the Amended Guarantee Agreement by the Registrant and the Domestic Subsidiaries, which description is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

      Item 9.01. Financial Statements and Exhibits.

      (a) Financial statements of businesses acquired:

            Not applicable.

      (b) Pro forma financial information:

            Not applicable.

      (c) Exhibits:

Exhibit No.                           Description
-----------                           -----------
4.1         Credit Agreement, dated as of November 14, 2002, as amended and restated as of December 15, 2004, among Abercrombie & Fitch
            Management Co., as Borrower; Abercrombie & Fitch Co., as Guarantor;
            the Lenders party thereto; National City Bank, as Administrative
            Agent; JPMorgan Chase Bank, N.A., as Syndication Agent; and National
            City Bank and J.P. Morgan Securities Inc., as Co-Lead Arrangers and
            Joint Bookrunners (the "Amended Credit Agreement")

4.2 Guarantee Agreement, dated as of November 14, 2002, as amended and restated as of December 15, 2004, among Abercrombie & Fitch Co.;
            each direct and indirect domestic

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
            subsidiary of Abercrombie & Fitch Co. other than Abercrombie & Fitch
            Management Co.; and National City Bank, as Administrative Agent for the Lenders party to the Amended Credit Agreement

   [Remainder of page intentionally left blank; signature on following page.]

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ABERCROMBIE & FITCH CO.

Dated:  December 21, 2004              By: /s/ Susan J. Riley
                                           -------------------------------------
                                           Susan J. Riley
                                           Senior Vice President-Chief
                                           Financial Officer

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                             Abercrombie & Fitch Co.

                           Current Report on Form 8-K
                             dated December 21, 2004

                                Index to Exhibits

Exhibit No.                           Description
-----------                           -----------
4.1         Credit Agreement, dated as of November 14, 2002, as amended and restated as of December 15, 2004, among Abercrombie & Fitch
            Management Co., as Borrower; Abercrombie & Fitch Co., as Guarantor;
            the Lenders party thereto; National City Bank, as Administrative
            Agent; JPMorgan Chase Bank, N.A., as Syndication Agent; and National
            City Bank and J.P. Morgan Securities Inc., as Co-Lead Arrangers and
            Joint Bookrunners (the "Amended Credit Agreement")

4.2 Guarantee Agreement, dated as of November 14, 2002, as amended and restated as of December 15, 2004, among Abercrombie & Fitch Co.;
            each direct and indirect domestic subsidiary of Abercrombie & Fitch
            Co. other than Abercrombie & Fitch Management Co.; and National City
            Bank, as Administrative Agent for the Lenders party to the Amended
            Credit Agreement

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